Exhibit 99.2

WEBSENSE, INC. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On January 8, 2007, Websense, Inc. (“Websense” or the “Company”) completed the acquisition, under an agreement originally signed on December 20, 2006, of all the outstanding capital stock of PortAuthority Technologies Inc. and its wholly-owned subsidiary PortAuthority Technologies Israel, Ltd. (“PortAuthority”) for approximately $88.2 million in cash, funded with existing cash resources. The PortAuthority acquisition will be accounted for using the purchase method of accounting whereby the total purchase price, including transaction expenses, will be allocated to tangible and intangible assets acquired based on estimated fair market values, with the remainder classified as goodwill. The Company acquired PortAuthority to expand its product offerings and increase its revenues. The following unaudited pro forma combined condensed financial statements reflect the acquisition using the purchase method of accounting. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Consequently, the amounts reflected in the unaudited pro forma combined condensed financial statements are subject to change, and the final amounts may differ substantially.

The unaudited pro forma combined condensed balance sheet as of December 31, 2006 gives effect to the PortAuthority acquisition as if it was completed on that date, and was derived from the historical audited consolidated balance sheet of PortAuthority as of December 31, 2006, combined with Websense’s historical audited consolidated balance sheet as of December 31, 2006.

The unaudited pro forma combined condensed statement of income for the year ended December 31, 2006 illustrates the effect of the acquisition of PortAuthority as if it had occurred on January 1, 2006, and was derived from the historical audited consolidated statement of operations for PortAuthority for the year ended December 31, 2006, combined with Websense’s historical audited consolidated statement of income for the year ended December 31, 2006.

The pro forma combined condensed financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Websense contained in its 2006 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, and the historical audited consolidated financial statements and notes thereto of PortAuthority which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The pro forma combined condensed financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial position.

WEBSENSE, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

DECEMBER 31, 2006

(In thousands)

	Historical Websense	Historical PortAuthority	Pro Forma Adjustments		Pro Forma Combined

Assets
Current assets:
Cash and marketable securities	$326,905	$8,685	$(94,272	) (a)	$241,318
Accounts receivable, net	52,740	357	—		53,097
Current portion of deferred income taxes	18,179	—	2,482	(c)	20,661
Other current assets	3,943	908	(462	) (b)	4,389
Total current assets	401,767	9,950	(92,252)		319,465

Property and equipment, net	5,793	711	100	(d)	6,604
Goodwill	—	—	72,671	(e)	72,671
Intangible assets, net	1,067	—	14,710	(e)	15,777
Deferred income taxes, less current portion	13,806	—	(3,176	) (c)	10,630
Deposits and other assets	1,824	252	(433	) (f)	1,643
Total assets	$424,257	$10,913	$(8,380)		$426,790

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,712	$94	$—		$2,806
Accrued payroll and related benefits	9,164	2,649	—		11,813
Other accrued expenses	7,084	119	(433	) (f)	6,770
Income taxes payable	4,229	—	—		4,229
Current maturities of long-term loan	—	1,665	(1,665	) (g)	—
Current portion of deferred revenue	148,539	1,263	(186	) (h)	149,616
Total current liabilities	171,728	5,790	(2,284)		175,234

Long-term loan	—	2,649	(2,649	) (g)	—
Deferred revenue, less current portion	71,804	—	—		71,804
Other	—	297	—		297
Total non-current liabilities	71,804	2,946	(2,649)		72,101

Stockholders’ equity:
Common stock	509	19	(19	) (i)	509
Preferred stock	—	634	(634	) (i)	—
Additional paid-in capital	237,302	34,929	(34,929	) (i)	237,302
Treasury stock, at cost	(139,744)	—	—		(139,744)
Retained earnings (accumulated deficit)	82,748	(33,268)	31,998	(j)	81,478
Deferred share compensation	—	(137)	137	(i)	—
Accumulated other comprehensive loss	(90)	—	—		(90)
Total stockholders’ equity	180,725	2,177	(3,447)		179,455
Total liabilities and stockholders’ equity	$424,257	$10,913	$(8,380)		$426,790

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

WEBSENSE, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2006

(In thousands, except per share data)

	Historical Websense	Historical PortAuthority	Pro Forma Adjustments		Pro Forma Combined
Revenues	$178,814	$1,305	$—		$180,119
Costs of revenues	15,274	1,153	2,112	(k)	18,539
Gross margin	163,540	152	(2,112)		161,580
Operating expenses:
Selling and marketing	80,135	6,038	248	(l)	86,421
Research and development	22,663	3,629	295	(m)	26,587
General and administrative	21,279	3,150	(384)	(n)	24,045
Amortization of acquired intangibles	—	—	1,002	(o)	1,002
Total operating expenses	124,077	12,817	1,161		138,055
Income (loss) from operations	39,463	(12,665)	(3,273)		23,525

Other income, net	11,287	35	(2,826)	(p)	8,496

Income (loss) before income taxes	50,750	(12,630)	(6,099)		32,021

Provision for income taxes	18,657	—	(6,274)	(q)	12,383
Net income (loss)	$32,093	$(12,630)	$175		$19,638

Net income per share :
Basic net income per share	$0.69				$0.42
Diluted net income per share	$0.68				$0.42

Weighted average shares - basic	46,494				46,494
Weighted average shares - diluted	47,116		92	(r)	47,208

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

WEBSENSE, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.                    Basis of Presentation

The unaudited pro forma combined condensed financial statements of Websense, Inc. (“Websense” or the “Company”) have been prepared by Websense using the purchase method of accounting. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. The unaudited pro forma combined condensed balance sheet as of December 31, 2006 gives effect to the acquisition of PortAuthority Technologies Inc. and its subsidiary (“PortAuthority”) as if it was completed on that date, and was derived from the historical audited consolidated balance sheet of PortAuthority as of December 31, 2006 combined with Websense’s historical audited consolidated balance sheet as of December 31, 2006.

The unaudited pro forma combined condensed statement of income for the year ended December 31, 2006 illustrates the effect of the acquisition of PortAuthority as if it had occurred on January 1, 2006, and was derived from the historical audited consolidated statement of operations for PortAuthority for the year ended December 31, 2006, combined with Websense’s historical audited consolidated statement of income for the year ended December 31, 2006.

At the date of acquisition, Websense assumed outstanding unvested PortAuthority stock options and converted those stock options into options to purchase 74,891 shares of Websense’s common stock. Websense expects to recognize approximately $1.7 million of non-cash stock-based compensation expense related to unvested stock options at the time the acquisition was consummated. This expense is expected to be recognized beginning from the time the acquisition is consummated over a weighted-average period of approximately 2.9 years. These unvested awards were valued using the following assumptions: weighted average interest rate of 4.66%, dividend yield of 0%, weighted average expected life of 5.5 years and weighted average volatility of 55.66%.

The amount allocated to in-process technology represents an estimate of the fair value of an acquired, to-be-completed research project. The estimated value of approximately $1.3 million of the research project was determined by estimating the costs to develop the acquired technology into a commercially viable product, estimating the resulting net cash flows from the project and discounting the net cash flows to their present value. As of the acquisition date, this project was not expected to have reached technological feasibility and will have no alternative future use. Accordingly, the amount allocated to in-process technology will be charged to the statement of income in Websense’s first quarter of fiscal 2007.

2.                    Assumptions for Pro Forma Adjustments

On January 8, 2007, Websense completed the acquisition, under an agreement originally signed on December 20, 2006, of all the outstanding capital stock of PortAuthority for approximately $88.2 million in cash, funded with existing cash resources. The PortAuthority acquisition will be accounted for using the purchase method of accounting whereby the total purchase price, including transaction expenses, will be allocated to tangible and intangible assets acquired based on estimated fair market values, with the remainder classified as goodwill.

The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. A final valuation of acquired tangible and intangible assets and assessment of useful lives has not yet been completed, which may affect the final allocation of the purchase price to these assets and the related amortization expense. Consequently, the amounts reflected in the unaudited pro forma combined financial statements are subject to change, and the final amounts may differ substantially.

Pro forma adjustments made by Websense in connection with the preparation of the unaudited pro forma combined condensed balance sheet as of December 31, 2006 and the unaudited pro forma combined condensed statement of income for the year ended December 31, 2006, are as follows:

(a)          Adjustments to cash and marketable securities as of December 31, 2006 are as follows (in thousands):

Purchase of PortAuthority business	$(88,170)
Estimated transaction costs	(1,788)
Re-payment of PortAuthority long-term loan	(4,314)
Net adjustment to cash and marketable securities	$(94,272)

(b)         Adjustments to other current assets as of December 31, 2006 are as follows (in thousands):

Reclass PortAuthority inventory to property and equipment to conform with Websense’s intended use of such equipment	$(232)
Fair value adjustments to other deferred costs	(230)
Net adjustment to other current assets	$(462)

(c)          Adjustments to deferred income taxes as of December 31, 2006 are as follows (in thousands):

Deferred tax asset, current portion:
Reversal of valuation allowance for the net operating loss acquired from PortAuthority	$2,556
Deferred tax liability related to decrease in deferred revenue	(74)
Net adjustment to current portion of deferred income taxes	$2,482
Deferred income taxes, less current portion
Reversal of valuation allowance for the net operating loss acquired from PortAuthority	$2,556
Deferred tax asset for decrease in property and equipment and other deferred costs for purchase accounting	152
Deferred tax liability for increase in intangible assets, net, value for purchase accounting	(5,884)
Net adjustment to deferred income taxes, less current portion	$(3,176)

(d)         Adjustments to property and equipment as of December 31, 2006 are as follows (in thousands):

Reclass PortAuthority inventory to property and equipment to conform with Websense’s intended use of such equipment	$232
Fair value adjustment to PortAuthority’s property and equipment	(132)
Net adjustment to property and equipment	$100

(e)        Purchase price allocation (in thousands):

The purchase price for the acquisition included cash of $88.2 million paid to PortAuthority and estimated transaction costs of $1.8 million incurred by Websense. The transaction costs incurred by Websense primarily consist of fees for debt prepayment penalty, financial advisors, attorneys, accountants and other advisors directly related to the transaction. Websense also assumed $4.3 million in PortAuthority indebtedness which was extinguished subsequent to the acquisition date.  The estimates below are subject to change and the final amounts may differ.

Cash paid for PortAuthority business	$88,170
Estimated transaction costs	1,788
Total estimated purchase price	$89,958

 The estimated purchase price has been preliminarily allocated as follows based on the assets and liabilities acquired as of December 31, 2006 (in thousands):

Estimated fair value of net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$8,685
Accounts receivable	357
Other current assets	446
Property and equipment	811
Other assets	252
Accounts payable	(94)
Accrued payroll and related benefits	(2,649)
Deferred revenue	(1,077)
Other accrued expenses	(119)
Deferred income taxes	(694)
Accrued severance liabilities	(297)
Long-term loan	(4,314)
		1,307
Estimated fair value of identifiable intangible assets acquired:
Core/developed technology	12,700
Non-compete agreements	800
Customer relationships	700
Trade name - PreciseID	510
		14,710
Estimated in process technology		1,270
Goodwill		72,671
Total estimated purchase price		$89,958

The allocation of the purchase price is preliminary and is subject to change pending completion of the valuation of the tangible and intangible assets acquired and subject to changes in the actual balances of assets and liabilities acquired as of the closing date.

(f)            Adjustment to gross down deposits and other assets and other accrued expenses of $433,000 as of December 31, 2006 for deferred and accrued acquisition costs due to the assumed payment of all the estimated transaction costs at December 31, 2006.

(g)         Adjustment to eliminate PortAuthority’s long-term loan of $4,314,000 (current - $1,665,000 and non-current - $2,649,000) as of December 31, 2006, which was repaid soon after the closing.

(h)         Fair value adjustment to PortAuthority’s deferred revenue as of December 31, 2006.

(i)             Adjustment to eliminate PortAuthority’s common stock, preferred stock, additional paid-in capital and deferred share compensation as of December 31, 2006.

(j)             Adjustments to retained earnings (accumulated deficit) as of December 31, 2006 are as follows (in thousands):

Elimination of PortAuthority’s historical accumulated deficit	$33,268
Write-off of acquired in-process technology	(1,270)
Net adjustment to retained earnings (accumulated deficit)	$31,998

(k)          Adjustments to costs of revenues for the year ended December 31, 2006 are as follows (in thousands):

Amortization of acquired core/developed technology of $12,700 (estimated useful life – six years)	$2,117
Eliminate stock compensation expense recorded by PortAuthority during 2006	(5)
Net adjustment to costs of revenues	$2,112

(l)             Adjustments to selling and marketing expenses for the year ended December 31, 2006 are as follows (in thousands):

Eliminate stock compensation expense recorded by PortAuthority during 2006	$(39)
Record stock compensation expense on unvested PortAuthority options converted to Websense options	287
Net adjustment to selling and marketing expenses	$248

(m)       Adjustments to research and development expenses for the year ended December 31, 2006 are as follows (in thousands):

Eliminate stock compensation expense recorded by PortAuthority during 2006	$(28)
Record stock compensation expense on unvested PortAuthority options converted to Websense options	323
Net adjustment to research and development expenses	$295

(n)         Adjustments to general and administrative expenses for the year ended December 31, 2006 are as follows (in thousands):

Eliminate stock compensation expense recorded by PortAuthority during 2006	$(362)
Record stock compensation expense on unvested PortAuthority options converted to Websense options	5
Eliminate depreciation expense recorded by PortAuthority during 2006 related to property and equipment written off as a purchase accounting adjustment	(40)
Incremental depreciation expense on PortAuthority inventory reclassed as property and equipment	31
Eliminate amortization expense related to debt issuance costs recorded by PortAuthority during 2006	(18)
Net adjustment to general and administrative expenses	$(384)

(o)         Estimated amortization expense on new acquired intangibles, except for core/developed technology which is included in costs of revenues, is as follows (in thousands):

Identified Intangible Asset	Amount	First Year Amortization	Estimated Useful Life
Non-compete agreements	$800	$800	1 year
Customer relationships	700	100	7 years
Trade name - Precise ID	510	102	5 years
Total	$2,010	$1,002

(p)   Adjustments to other income, net for the year ended December 31, 2006 are as follows (in thousands):

To reduce interest income to reflect net decrease in cash and marketable securities	$(3,205)
To eliminate PortAuthority’s historical interest expense including amortization of loan discount	379
Net adjustment to other income, net	$(2,826)

(q)         To record the income tax impact on the pro forma adjustments at the statutory tax rate.

(r)            Adjustment for dilutive options issued in connection with the PortAuthority acquisition.